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                            AGREEMENT OF SUB-SUBLEASE


     This AGREEMENT OF SUB-SUBLEASE (this "Sublease") dated as of December 27, 1995, between G-III APPAREL GROUP, LTD., a Delaware corporation having an office at 345 West 37th Street, New York, New York 10018-4202 ("Sublandlord") and EUROPE CRAFT IMPORTS, INC., a New Jersey corporation, having an office at 15 Enterprise Avenue, Secaucus, New Jersey ("Subtenant")


                              W I T N E S S E T H :


     WHEREAS, Sublandlord has subleased certain premises consisting of warehouse space and an outlet store located at 15 Enterprise Avenue, Secaucus, New Jersey (the "G-III Premises") from GWC Investments ("GWC") pursuant to a certain Sublease Agreement dated March 9, 1990 as amended by a certain First Amendment to Sublease Agreement dated December 21, 1993 (as amended, the "GWC Lease");

     WHEREAS, the G-III Premises is a portion of the premises that were leased to GWC by 15 Enterprise Avenue Associates, L.P. (the "Overlandlord") pursuant to a certain Lease (the "Main Lease") defined as the "Lease" under the GWC Lease; and

     WHEREAS, Sublandlord desires to sub-sublease to Subtenant the warehouse portion of the G-III Premises as such portion is shown in hatching on Exhibit A attached hereto (the "Subleased Premises") which Subleased Premises are intended to include, without limitation, (i) all portions of the existing building occupied by Sublandlord or leased by Sublandlord under the GWC Lease except for the existing outlet store and (ii) the Existing Trucking Area (as defined in the GWC Lease) leased to Sublandlord and Subtenant desires to sub-sublease from Sublandlord the Subleased Premises, on the terms and conditions hereinafter set forth;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Demise and Term. Sublandlord hereby sub-subleases to Subtenant, and Subtenant hereby sub-subleases from Sublandlord the Subleased Premises. Notwithstanding the foregoing, Sublandlord and Sublandlord's officers, representatives, employees, agents, contractors, customers and invitees shall have the right of ingress and egress on and over the Existing Trucking Area at all times to these remaining portions of G-III premises not sub-subleased to Subtenant hereunder. The term of this Sublease shall commence on the date (the "Commencement Date") which is ten (10) days following the later to occur of (i) the date which is two (2) business days from the date Sublandlord shall notify Subtenant that GWC and the Overlandlord shall have consented to this Sublease and Sublandlord shall have delivered a copy of such consents to Subtenant, or
(ii) the delivery to Subtenant of the Non-Disturbance Agreements as



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described  in Paragraph  30, below and ending on March 8, 2000 (the  "Expiration
Date"), unless sooner terminated or canceled as provided in this Sublease. Sublandlord shall deliver possession of the Subleased Premises to Subtenant vacant and broom-clean on the Commencement Date.

     2. Subordinate to Main Lease and Sublease. This Sublease is and shall be subject and subordinate to the GWC Lease and the Main Lease, and to the matters to which the GWC Lease or the Main Lease are or shall be subject and subordinate. A copy of the GWC Lease and the Main Lease have been delivered to and examined by Subtenant.

     3. Incorporation by Reference. A. The terms, covenants and conditions of the GWC Lease, whether or not the same are expressly referred to herein, are incorporated herein by reference (except to the extent that they are inapplicable to, or modified by the provisions of, this Sublease). To the extent that the terms, covenants and conditions of the Main Lease are incorporated into the GWC Lease (as such terms, covenants and conditions may have been modified by the GWC Lease), such terms, covenants and conditions are incorporated herein by reference. For the purpose of incorporation by reference, each and every term, covenant and condition of the GWC Lease binding upon or inuring to the benefit of the sublessor thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and each and every term, covenant and condition of the GWC Lease binding upon or inuring to the benefit of the sublessee thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the words "sublessor" and "sublessee", or words of similar import, wherever the same appear in the GWC Lease, were construed to mean, respectively, "Sublandlord" and "Subtenant" in this Sublease, and as if the words "Demised Premises," or words of similar import, wherever the same appear in the GWC Lease, were construed to mean "Subleased Premises" in this Sublease, and as if the word "Sublease," or words of similar import, wherever the same appear in the GWC Lease, were construed to mean this "Sublease."

         B. The grace periods and time limits contained in the GWC Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by one-half, so that in each instance Subtenant shall have one-half less time to observe or perform hereunder than Sublandlord has as the tenant under the GWC Lease. All notices of default under the Main Lease or the GWC Lease shall be delivered to Subtenant in accordance with Section 26 hereof and by hand to the addresses set forth in such section.

         C. The following provisions of the GWC Lease shall be deemed deleted for the purposes of incorporation by reference in this Sublease: Articles 1, 2,

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3(a),  3(b),  4(b),  6(e), 8, 9(a),  10(b) through 10(h), 13, 14, 18, 21, 28(b),
30(n), 31, 34, 36, 40, 43(j), 45, 46C.(1),  46C.(3),  46C.(4), 46G. and 46I. and
Exhibits A and E.

         D. Article 11 of the GWC Lease is hereby modified to provide that Subtenant shall be allocated a total of 94 parking spaces of the 109 spaces allocated to Sublandlord thereunder on an unreserved basis; provided, however, that at the request of either party hereto, Sublandlord and Subtenant shall agree that each party's allocated spaces shall be reserved at reasonable locations for the conduct of each party's business.

         E. If any of the express provisions of this Sublease shall conflict with any of the provisions of the GWC Lease or the Main Lease incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease.

     4. Performance by Sublandlord. A. Subtenant shall not in any event have any rights in respect of the Subleased Premises greater than Sublandlord's rights under the GWC Lease. Notwithstanding any provision of this Sublease to the contrary, as to obligations contained in this Sublease by the incorporation by reference of the provisions of the GWC Lease or the Main Lease, Sublandlord shall not be required to make any payment or perform any obligation, and Sublandlord shall have no liability to Subtenant for any matter whatsoever, except for Sublandlord's obligation to pay the rent and additional rent due under the GWC Lease and for Sublandlord's obligation to use reasonable and diligent efforts, upon request of Subtenant, to cause GWC to observe and perform its obligations under the GWC Lease. Without limiting Sublandlord's obligations under Section 10 hereof, Sublandlord shall not be responsible for any failure, delay or interruption, for any reason whatsoever, of the obligations, services or facilities to be furnished or performed by the GWC or the Overlandlord, or otherwise, including, without limitation, heat, air conditioning, electricity, water, elevator service and cleaning service, if any, or GWC's breach of the covenant of quiet enjoyment set forth in Article 20 of the GWC Lease; and no failure to furnish or observe, or delay or interruption of, any such obligations, services or facilities shall give rise to any (a) abatement, diminution or reduction of Subtenant's obligations under this Sublease provided, however, that Subtenant may withhold the Fixed Rent (as hereinafter defined) to the extent Sublandlord is withholding Basic Rent (as such term is defined under the GWC Lease) otherwise payable under the GWC Lease, or (b) liability on the part of Sublandlord. If Sublandlord shall have the right to withhold rent under the express terms and provisions of the GWC Lease based upon the failure of GWC to perform its obligations thereunder, Subtenant shall have the right to withhold rent hereunder to the extent such right applies to the Subleased Premises.

         B. If GWC shall default in any of its obligations to Sublandlord with respect to the Subleased Premises, Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord's rights against GWC (and to receive 100% of any recovery or relief obtained), but Sublandlord shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublandlord's rights

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against GWC. If Subtenant shall request that  Sublandlord  commence an action or proceeding against GWC and Sublandlord brings such an action or proceeding, such action or proceeding so instituted by Sublandlord shall be at the expense of Subtenant. In lieu of requesting that Sublandlord commence an action or proceeding against GWC, however, Subtenant shall have the right to take such action in its own name (including, without limitation, the commencement and pursuit of an action or proceeding against GWC) and, for that purpose and only to such extent, all of the rights of Sublandlord to enforce the obligations of GWC under the Lease are hereby conferred upon and are conditionally assigned to Subtenant and Subtenant hereby is subrogated to such rights (including, without limitation, the benefit of any recovery or relief); provided, however, that Subtenant shall only have such rights if Subtenant shall not be in either monetary default or material non-monetary default under this Sublease beyond any applicable grace or cure period. Subtenant shall indemnify and hold Sublandlord harmless from and against any loss, cost, liability, claim, damage, expense (including, without limitation, reasonable attorneys' fees), penalties and fines incurred in connection with or arising out of the taking of any such action by Subtenant.

         5. No Breach of Main Lease. Neither Sublandlord nor Subtenant shall do or permit to be done any act or thing which may constitute a breach or violation of any term, covenant or condition of the GWC or the Main Lease, whether or not such act or thing is permitted under the provisions of this Sublease. As of the date hereof, Sublandlord has no knowledge, after due inquiry, that any uncured defaults exist under the GWC Lease or the Main Lease.

         6. No Privity of Estate. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and the GWC or the Overlandlord.

         7. Rent. A. Subtenant shall pay to Sublandlord rent (the "Fixed Rent") hereunder at the rate per annum, and in such equal monthly installments as is set forth in Exhibit B attached hereto and made a part hereof, five (5) business days before the first day of each month during the term of this Sublease, subject to the grace and cure periods set forth in Articles 26 and 27 of the GWC Lease as modified by Section 3.B. hereof. If the Commencement Date shall be a date other than the first day of the calendar month, then the rent for any such partial calendar month in which the Commencement Date occurs shall be prorated on a per-diem basis and shall be payable on the Commencement Date. Upon the execution of this Sublease, Subtenant shall pay to Sublandlord an amount equal to one monthly installment of Fixed Rent and Sublandlord shall give Subtenant a credit for such amount against the monthly installment that otherwise would have been due for the first full month of the term hereof.

         B. Fixed Rent and all other amounts payable by Subtenant to Sublandlord under this Sublease (the "Additional Charges") shall be paid promptly when due, after any notice and the expiration of any applicable cure period set forth in Articles 26 and 27 of the GWC Lease as modified by Section 3.B. hereof, and without

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deduction,  abatement,  counterclaim  or setoff of any  amount or for any reason whatsoever. Fixed Rent and Additional Charges shall be paid to Sublandlord in lawful money of the United States at the address of Sublandlord set forth at the head of the Sublease or to such other person or at such other address as Sublandlord may from time to time designate by notice to Subtenant. No payment by Subtenant or receipt by Sublandlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Fixed Rent or Additional Charges; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublandlord may accept any check or payment without prejudice to Sublandlord's right to recover the balance due or to pursue any other remedy available to Sublandlord.

         C. In the event that any Additional Charges accrue with respect to any period that does not occur during the term of this Sublease, then Subtenant shall have no liability for any Additional Charges accruing during such period. If any Additional Charges are payable under this Sublease with respect to any period which is partially included in the term of this Sublease, then such Additional Charges shall be pro-rated, based on the actual number of days of such period occurring during the term to the total number of days in such period.

     8. Security Deposit. Subtenant is depositing with Sublandlord simultaneously herewith, the sum of $120,000 with Sublandlord, which deposit shall constitute security (the "Security") for the full and timely performance by Subtenant of all of the terms, covenants and conditions of this sublease on Subtenant's part to be performed. Sublandlord shall have the right, without notice to Subtenant, and regardless of the exercise of any other remedy Sublandlord may have by reason of Subtenant's default, to apply any part of the Security to cure any default of Subtenant, and, if Sublandlord does so, Subtenant shall upon demand deposit with Sublandlord the amount so applied so that Sublandlord shall have on deposit the full amount of the Security at all times during the term of this Sublease as provided above. In the event of an assignment or transfer of the leasehold estate under the GWC Lease pursuant to a bona fide arms-length transaction, Sublandlord shall have the right to transfer the Security to the assignee and, to the extent the Security is actually transferred, a Sublandlord shall thereupon be automatically released by Subtenant from all liability for the return of the Security and Subtenant shall look solely to the assignee for the return of the Security, and the foregoing provisions of this sentence shall apply to every transfer made of the Security to a new assignee of Sublandlord's interest in the GWC Lease. The Security shall not be assigned or encumbered by Subtenant without the prior written consent of Sublandlord, and any such assignment or encumbrance without such consent shall be void.

     In lieu of cash, Subtenant shall have the right to deliver to Sublandlord for the Security an irrevocable, unconditional letter of credit (the "Letter of Credit") subject to the terms and conditions set forth hereinbelow. The Letter of Credit shall be a "clean" letter of credit issued by a bank reasonably satisfactory to Sublandlord, and shall be substantially in the form of Exhibit D to the GWC Lease. The Letter of Credit

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

may have an initial term of no greater than one (1) year and shall be extended automatically by the issuing bank or replaced by Subtenant with another letter of credit which complies with the foregoing requirements at least thirty (30) days prior to its expiration. It is agreed that in the event (i) Subtenant defaults in the performance of any of the terms, provisions, covenants and conditions of this Sublease beyond the expiration of any applicable grace or cure period, or (ii) the Letter of Credit is not extended or replaced by Subtenant in a manner which complies with the foregoing provisions, Sublandlord shall have the right but shall not be required to, from time to time without prejudice to any other remedy Sublandlord may have on account thereof, to present the Letter of Credit for payment and to retain the proceeds as the Security in the event of an occurrence under clause (ii) above, or in the event of an occurrence under clause (i) above, to use, apply or retain the whole or any part of the proceeds to the extent required for the payment of sum as to which Subtenant is in default or for any sum which Sublandlord may reasonably expend or may be reasonably required to expend by reason of Subtenant's default, and Subtenant shall within thirty (30) days replenish any funds so used, applied or retained by Sublandlord.

     9. Taxes and Utilities, Property Expenses and Insurance Premiums. A. In addition to the Fixed Rent payable hereunder, Subtenant shall pay to Sublandlord, 96% of the cost of electricity (but not water or sewer charges) (pursuant to Article 3(c)(ii) of the GWC Lease), to the extent payable by Sublandlord under the GWC Lease. Sublandlord shall pay all amounts due for real estate taxes and insurance premiums under Article 3 and Article 43, respectively, of the GWC Lease.

         B. Subtenant shall pay all amounts due under Section 9A for utilities within ten (10) days of the delivery to Subtenant by Sublandlord of a demand therefor, which demand shall include a copy of the statement to Sublandlord from GWC for such item together with a copy of Sublandlord's check in payment of such statement.

         C. Subtenant's sole obligation to pay rent, additional rent and Additional Charges under this Sublease is expressly set forth in this Sublease and Subtenant shall have no obligation to pay additional rent or charges required under the GWC Lease except for obligations, if any, of Sublandlord that are deemed additional rent under the GWC Lease provided that such obligations arise solely from the negligence or wrongful acts of Subtenant and not otherwise payable in the ordinary course of business.

     10.  Maintenance  and  Repairs.  A.  Sublandlord  shall keep the  Subleased
Premises in good condition and shall perform all maintenance and make all repairs and replacements to the structural and non-structural portions of the Subleased Premises and of the Building of which the Subleased Premises are a part (including, without limitation, the roof) and the equipment and systems servicing the Subleased Premises on the date hereof (including, without limitation, the plumbing, electrical, air-conditioning, heating and sprinkler systems). In addition, Sublandlord shall perform and pay 100% of the amount payable by Sublandlord, or to be performed by

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Sublandlord,  under Article 10 of the GWC Lease, including,  without limitation, the following items: (i) sprinkler maintenance; (ii) snow removal; (iii) parking area maintenance, including the fence and exterior lighting; (iv) landscaping and (v) HVAC maintenance.

         B. Subtenant shall perform all maintenance and make all repairs to all equipment and systems installed by Subtenant in the Subleased Premises, subject to the provisions set forth in this Section 10.

         C. Except as provided herein, Subtenant shall pay the costs and expenses arising from for all services ordered by Subtenant relating to Subtenant's use of the Subleased Premises, including, without limitation, rubbish removal and extermination.

     11. Use. Subtenant shall use and occupy the Subleased Premises for the warehousing and distribution of wearing apparel and accessories for Subtenant's business and such other purposes as are permitted by the GWC Lease and for no other purpose. Subtenant shall comply with the certificate of occupancy relating to the Subleased Premises and with all laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof, and the board of fire underwriters or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Subleased Premises.

     12. Failure to Deliver Possession. A. Subject to Article 29, Sublandlord shall deliver possession of the Subleased Premises to Subtenant on the Commencement Date, as the same may be extended due to force majeure, as hereinafter defined (the "Delivery Date"). If Sublandlord is unable to vacate and deliver possession of any portion of the Subleased Premises on the Commencement Date, by reason of strike or labor troubles, government preemption in connection with a National Emergency, any rule, order or regulation of any department or subdivision thereof of any government agency, the conditions of supply and demand which have been or are affected by war or other emergency, or any other cause whatsoever beyond Sublandlord's reasonable control (any of the foregoing being a "force majeure"), then the Commencement Date shall be deemed to be extended by the length of time such force majeure shall continue. Sublandlord shall use reasonable efforts to minimize the effects of any force majeure.

         B. Subject to the provisions of subsection (a) above, if Sublandlord is unable to give possession of the Subleased Premises on or before the Delivery Date for any reason, Sublandlord shall not be subject to any liability for failure to give possession on or before said date and the validity of this Sublease shall not be impaired under such circumstances, but the Commencement Date shall be postponed until the date on which the Subleased Premises are delivered to Subtenant. Notwithstanding anything to the contrary contained herein, if Sublandlord has not

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delivered  possession of the Subleased  Premises to Subtenant  within 60 days of the date hereof, Subtenant shall have the right to cancel this Sublease by notice to Sublandlord whereupon Sublandlord shall return to Subtenant the Security Deposit together with any interest thereon and any other amounts theretofore paid by Subtenant to Sublandlord.

     13. Condition of Subleased Premises. A. Without limiting the provisions of
Section 10 hereof, Subtenant is leasing the Subleased Premises "AS IS" and Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, material, fixtures, equipment or decorations to make the Subleased Premises ready for Subtenant's occupancy except as herein provided. In making this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections. Sublandlord shall remove all of its personal property from the Subleased Premises other than the items described on Exhibit C attached hereto and made a part hereof. Such items shall be in "as-is" condition, shall be maintained by Subtenant at its sole cost such property shall remain the property of Sublandlord, except for the apparel racking and conveyor system which is the property of GWC and which Subtenant is using pursuant to Article 37 of the GWC Lease.

         B. Sublandlord represents to Subtenant that no filing with the New Jersey Department of Environmental Protection or any other agency having jurisdiction under ISRA, is required as a result of this Sublease.

     14. Indemnity. A. Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees, which Sublandlord may incur or pay out by reason of (a) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises (unless the same shall have been caused by Sublandlord's negligence), (b) any breach or default hereunder on Subtenant's part, (c) any work done in or to the Subleased Premises (except for any work done in the Subleased Premises by Sublandlord) or (d) any act, omission or negligence on the part of Subtenant, its officers, employees, agents, customers or invitees, or any person claiming through or under Subtenant. The provisions hereof shall survive the expiration or sooner termination of this Sublease.

         B. Sublandlord shall indemnify, defend and hold harmless Subtenant from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees, which Subtenant may incur or pay out by reason of (a) any accidents, damages or injuries to persons or property occurring in, on or about the portions of the G-III Premises occupied by Sublandlord (unless the same shall have been caused by Subtenant's negligence) or (b) any work done in or to the Subleased Premises (except for any work done in the Subleased Premises by Subtenant). The provisions hereof shall survive the expiration or sooner termination of this Sublease.

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     15. Releases.  Subtenant hereby releases GWC and the Overlandlord or anyone claiming through or under the Overlandlord by way of subrogation or otherwise to the extent that Sublandlord released GWC and the Overlandlord from liability or responsibility pursuant to the provisions of the GWC Lease, and Subtenant will cause its insurance carriers to include any clauses or endorsements in favor of GWC which Sublandlord is required to provide pursuant to the provisions of the GWC Lease.

     16. Consents and Approvals. In any instance when Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter shall be deemed reasonable if such consent or approval has not been obtained from GWC under the GWC Lease or the Overlandlord, provided, however, that if the consent of GWC and the Overlandlord for any request shall be obtained, the consent of Sublandlord shall be deemed to be given for such request. Sublandlord shall use diligent efforts to obtain the consent of GWC and the Overlandlord to such matters as Subtenant may request. If Subtenant shall seek the approval by or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval, then, provided such failure or refusal is not in bad faith, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord, it being intended that Subtenant's sole remedy shall be an action for injunction or specific performance and that said remedy of an action for injunction or specific performance shall be available only in those cases where Sublandlord shall have expressly agreed in writing not to unreasonably withhold or delay its consent.

     17. Termination of GWC Lease or Main Lease. Subject to Sections 5 and 30 of this Sublease, if for any reason (i) the term of the Main Lease shall terminate prior to the expiration date of this Sublease or (ii) the term of the GWC Lease shall terminate by reason of the termination of the Main Lease or for any reason other than the negligence or wrongful acts or default of Sublandlord under the GWC Lease or this Sublease, then this Sublease shall thereupon be terminated and Sublandlord shall not be liable to Subtenant by reason thereof.

     18. Environmental. Sublandlord represents that Sublandlord has not received any notices of any violations of any Laws (as such term is defined in the GWC Lease) nor is Sublandlord aware of the existence of any environmental contamination in the Subleased Premises which constitutes a violation of the Laws as of the date hereof.

     19. Signage. Subtenant shall have the use of the existing sign at the Subleased Premises and Subtenant may change such sign to display Subtenant's name thereon provided that Subtenant complies with all of the obligations of Sublandlord for such sign under the GWC Lease.


     20. Alterations. Subtenant shall not make or cause, suffer or permit the making of any alteration, addition, change, replacement, installation or addition in or to the Subleased Premises without obtaining the prior consent of Sublandlord in each instance, except in accordance with Section 9(b) of the GWC Lease and
Section 6 of the Main Lease; provided that if the consent of GWC and the Overlandlord to the foregoing shall not be required under the terms of the GWC Lease or the Main Lease, respectively, then no such consent of Sublandlord shall be required. Subtenant shall be obligated to maintain any such alteration, addition, change, replacement, installation or addition at Subtenant's sole cost and expense and Subtenant shall remove any of the same at the expiration of the term hereof to the extent required by GWC or the Overlandlord pursuant to the terms of the GWC Lease or the Main Lease, respectively.

     21. Right to Cure Defaults. A. If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder, then Sublandlord shall have the right, but not the obligation, without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublandlord shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys' fees. Subtenant shall pay to Sublandlord upon demand all sums so paid by Sublandlord and all incidental costs and expenses of Sublandlord in connection therewith, together with interest thereon at the rate of one percent (1%) per calendar month or any part thereof or the then maximum lawful interest rate, whichever shall be less, from the date of the making of such expenditures.

         B. If Sublandlord shall default in the payment of any Basic Rent under the GWC Lease after any required notice and the expiration of any applicable grace period, Subtenant shall have the right to pay such amount directly to GWC and deduct such amount from the rent payable hereunder.

     22. Brokerage. Sublandlord and Subtenant represents to the other that no broker or other person had any part, or was instrumental in any way, in bringing about this Sublease. Sublandlord or Subtenant shall pay, and shall indemnify, defend and hold harmless the other from and against, any claims made by any broker or other person for a brokerage commission, finder's fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys' fees) in connection with such claims if such broker or other person claims to have had dealings with such party or its representatives.

     23. No Waiver. The failure of Sublandlord to insist in any one or more cases upon the strict performance or observance of any obligation of Subtenant hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of Subtenant or any right or option of Sublandlord. Sublandlord's receipt and acceptance of Fixed Rent or Additional Charges, or Sublandlord's acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant's breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublandlord of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublandlord.

     24. Complete Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.

     25. Successors and Assigns. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of the leasehold estate under the GWC Lease, pursuant to an arms-length transaction, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease.

     26. Notices. All communications and notices hereunder shall be in writing and shall be deemed given when delivered by hand or by certified mail, return receipt requested, addressed as follows or to such other address as either party may notify the other in accordance with the provisions hereof.

                      To Sublandlord:

                             G-III Apparel Group, Ltd.
                             345 West 37th Street
                             New York, New York  10018-4202
                             Attn:  Mr. Alan Feller

                      - with a copy to -

                             Fulbright & Jaworski L.L.P.
                             666 Fifth Avenue
                             New York, New York  10103
                             Attn:  Neil Gold, Esq.

                      To Subtenant:

                             Europe Craft Imports, Inc.
                             15 Enterprise Avenue
                             Secaucus, New Jersey

                      - with copies to -

                             Herrick, Feinstein L.L.P.
                             2 Park Avenue
                             New York, New York  10016
                             Attn:  Carl F. Schwartz, Esq.

                                            and

                             Europe Craft Imports, Inc.
                             475 Fifth Avenue
                             3rd Floor
                             New York, New York 10016
                             Attn:  Mr. Charles Ramat

     All notices except notice of change of address shall be deemed given when sent, and notice of change of address shall be deemed given when received.

     27. Insurance Policies. Whenever any insurance coverage is required to be obtained or maintained by Sublandlord under Section 15 of the GWC Lease, Subtenant shall obtain and maintain such insurance coverage with respect to the Subleased Premises only, naming as insureds thereunder GWC, Sublandlord and Subtenant, as their respective interests may appear, and any other party required to be named under the provisions of the GWC Lease.

     28. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided in this Sublease. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

     29. Consents. This Sublease shall have no effect until GWC and the Overlandlord shall have given their respective written consents (the "Consents") hereto in a form reasonably satisfactory to Subtenant. Sublandlord shall use its best efforts to obtain the Consents and shall pay all costs, including legal fees, charged by GWC or the Overlandlord for the review hereof and the granting of the Consents. If despite such best efforts, the Consents are not given within sixty (60) days after the date hereof (a) Sublandlord shall not be obligated to take any further action to obtain such consent, and (b) this Sublease shall be deemed null and void and of no effect.

     30. Non-disturbance Agreements. Simultaneously with the request for the Consents, Sublandlord shall use its best efforts to obtain from GWC and the Overlandlord Non-Disturbance Agreements in a form substantially similar to the form of Exhibit H to the GWC Lease, for Subtenant under this Sublease with such modifications thereto as Subtenant may reasonably request (including, without limitation, the right to assert against the new landlord Subtenant's defenses against Sublandlord). Sublandlord's use of best efforts shall in no event include the requirement that Sublandlord commence any litigation or similar proceeding or incur any expenses in excess of those expenses incurred in obtaining the Consents. If despite such best efforts, the Non-Disturbance Agreements are not delivered to Subtenant within 60 days from the date hereof
(a) Sublandlord shall not be obligated to take any further actions to obtain such Non-Disturbance Agreements and (b) unless this condition shall be waived by Subtenant, this Sublease shall be deemed null and void and of no effect. It is the intention of the parties that the provisions of this paragraph are intended for the benefit of Subtenant only and Subtenant shall have the right to waive the provisions of this paragraph.

     31. Termination. Subtenant shall have the right to terminate this Sublease at any time upon not less than six (6) months notice to Sublandlord, provided that Subtenant shall not be in default in any of its monetary obligations hereunder either at the time of the delivery of such notice or on the date of the termination hereof.

               In Witness Whereof, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.


                                 S U B L A N D L O R D:

                                 G-III APPAREL GROUP, LTD.


                                 By: ________________________________
                                     Name:
                                     Title:


                                 S U B T E N A N T:

                                 EUROPE CRAFT IMPORTS, INC.


                                 By: ________________________________
                                     Name:
                                     Title:

                                    EXHIBIT A

                      Description of the Subleased Premises



          Copy of blueprint layout of subleased premises indicating layout, dimensions and boundaries.

                                    EXHIBIT B

                               Fixed Rent Payments


                        Annual
                      Fixed Rent                   Monthly Installments
                      ----------                   --------------------

                       $720,000                           $60,000

                                    EXHIBIT C

                Personal Property to Remain in Subleased Premises


racking and conveyor systems

rails

trolleys

packaging tables

wooden pallets

alarm system

                         FIRST AMENDMENT TO AGREEMENT OF SUB-SUBLEASE


     This FIRST AMENDMENT TO AGREEMENT OF SUB-SUBLEASE (this "Agreement") dated as of February 16, 1996, between G-III APPAREL GROUP, LTD., a Delaware corporation having an office at 345 West 37th Street, New York, New York 10018-4202 ("Sublandlord") and EUROPE CRAFT IMPORTS, INC., a New Jersey corporation, having an office 15 Enterprise Avenue, Secaucus, New Jersey ("Subtenant")


                              W I T N E S S E T H :


     WHEREAS, Sublandlord and Subtenant have entered into a certain Agreement of Sub-sublease dated as of December 27, 1995 (the "Sublease") for certain premises (the "Subleased Premises") located at 15 Enterprise Avenue, Secaucus, New Jersey as more particularly described in the Sublease;

     WHEREAS, the Subleased Premises is a portion of the premises (the "G-III Premises") subleased to Sublandlord by GWC Investments ("GWC") pursuant to a certain Sublease Agreement dated March 9, 1990 as amended by a certain First Amendment to Sublease Agreement dated December 21, 1993;

     WHEREAS, the G-III Premises is a portion of the premises that were leased to GWC by 15 Enterprise Avenue Associates, L.P. (the "Overlandlord") pursuant to a certain Lease defined as the "Lease" under the GWC Lease; and

     WHEREAS, Sublandlord and Subtenant desire to amend the Sublease to provide, inter alia, for a reduction in the size of the Subleased Premises, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. All capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in the Sublease unless otherwise defined herein.

     2. The Subleased Space is hereby reduced by an area consisting of an aggregate of approximately 3,800 square feet (the "G-III Storage Space") in two locations in the warehouse space consisting of approximately 1,230 square feet and 2,570 square feet, respectively, as more particularly shown in cross-hatching on Exhibit A attached hereto. All references in the Sublease to the Subleased Premises are deemed to be to the Subleased Premises reduced as set forth in this Agreement.

     3. The annual Fixed Rent payable under the Sublease is hereby reduced by the amount of $22,800 from $720,000 to $697,200. Exhibit B to the Sublease is hereby deleted in its entirety and Exhibit B hereto is hereby inserted in its stead.

     4. The following language shall be inserted in Section 1 of the Sublease following the words "Paragraph 30, below": "or (iii) the delivery to Subtenant of proof reasonably satisfactory to Subtenant that Sublandlord has obtained the approval of HMDC to the occupancy by Subtenant of the Subleased Premises (including, without limitation a certificate of continued occupancy)."

     5. Section 9 of the Sublease is hereby amended by deleting the percentage "96%" therefrom and inserting the percentage "93%" in its stead.

     6. Prior to the Commencement Date, Sublandlord, at Sublandlord's sole cost and expense, shall install all necessary barriers to separate the Subleased Premises from the G-III Storage Space in accordance with (a) applicable laws and regulations, including, without limitation, the regulations of the Hackensack Meadowlands Development Commission ("HMDC") and (b) specifications reasonably requested by Subtenant in order to provide adequate security for Subtenant's property. Subtenant shall permit Sublandlord reasonable access to the 2,570 square foot portion of the G-III Storage Space located along the northerly wall of the warehouse provided that Sublandlord shall indemnify and hold Subtenant harmless for any damage to Subtenant's property arising from Sublandlord's access to such space.

     7. Immediately upon the execution and delivery hereof, Sublandlord shall request that GWC and the Overlandlord give their respective written consents hereto at the same time each of GWC and the Overlandlord give their respective consents to the Sublease. Sublandlord shall obtain such consents in such a form and in such time period as are specified in Section 29 of the Sublease. If the consents required hereunder are not obtained by February 27, 1996, (a) Sublandlord shall not be obligated to take any further action to obtain such consent, and (b) this Agreement shall be deemed null and void and of no effect. Subtenant hereby acknowledges that Subtenant has waived any right Subtenant may have to terminate the Sublease arising from the failure of Sublandlord to obtain a non-disturbance agreement from Overlandlord as required under Section 30 thereof.

     8. Promptly upon the occurrence of the Commencement Date, Sublandlord intends to apply to the HMDC for the necessary approval to operate the existing outlet store at the G-III Premises as currently operated (including, without limitation, maintaining the current size of the outlet store) without the requirement that Sublandlord occupy any portion of the G-III Storage Space. If Sublandlord shall obtain such approval, Sublandlord shall have the right to terminate this Agreement (other than the provisions of Paragraph 4 above) at any time upon not less than six (6) months' notice to Subtenant, whereupon (a) at Subtenant's request, Sublandlord shall remove any barriers installed by Sublandlord to separate the G-III Storage Space from the Subleased Premises and restore the Subleased Premises to its condition prior to the installation of such barriers, (b) this Amendment shall be null and void,
(c) the Subleased Premises shall be deemed to include the G-III Storage Space and (d) all of the terms and provisions of the Sublease shall govern thereafter.

     9. Except as expressly supplemented by this Agreement, the terms and provisions of the Sublease are hereby ratified and confirmed.

     10. This Agreement shall be binding on all parties and their successors and assigns and may not be modified or amended orally, but only in writing signed by Sublandlord and Subtenant.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Agreement as of the day and year first above written.


                                    S U B L A N D L O R D:

                                    G-III APPAREL GROUP, LTD.


                                    By: ________________________________
                                        Name:
                                        Title:


                                    S U B T E N A N T:

                                    EUROPE CRAFT IMPORTS, INC.


                                    By: ________________________________
                                        Name:
                                        Title:

                                    EXHIBIT A

                     Description of the G-III Storage Space

                                   EXHIBIT A

                     Description of the G-III Storage Space

          Copy of blueprint floorplan of the G-III storage space, indicating layout dimensions and property line.

                                    EXHIBIT B

                               Fixed Rent Payments


                       Annual
                      Fixed Rent                   Monthly Installments
                      ----------                   --------------------

                       $697,200                           $58,100